                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151;
333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364;
33-59431; 333-18617; 333-79449; 333-21167; 333-35519; 333-40239; 333-95037;
333-50969; and 333-62183) and the Registration Statement on Form S-3 of Ecolab Inc. (Registration No. 333-14771) of our report dated January 23, 1998 relating to the combined statements of income, equity and cash flows of Henkel-Ecolab Joint Venture for the period December 1, 1996 through November 31, 1997 and related schedule, which report appears in the December 31, 1999 annual report on From 10-K of Ecolab Inc. We also consent to the references to our firm under the caption "Interests of Named Experts and Counsel" or "Incorporation of Documents by Reference" in the above-listed Registration Statements on Form S-8 of Ecolab Inc. and under the caption "Experts" in the Registration Statement on Form S-3 of Ecolab Inc. (Registration No. 333-14771).

Dusseldorf, Germany

March 13, 2000

KPMG Deutsche Treuhand-Gesselschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/Stefan Haas                      /s/Bernhard Momken
Stefan Haas                         Bernhard Momken
Wirtschaftsprufer                   Wirtschaftsprufer